Exhibit 99.2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS OF

INTERNATIONAL BUSINESS MACHINES CORPORATION:

We have audited the statements of assets and liabilities of the Business Consulting Services Reporting Unit (the “Reporting Unit”) (a reporting unit as defined in Statement of Financial Accounting Standards No. 142), of International Business Machines Corporation (the “Company”) as of December 31, 2004 and the related statements of revenues and expenses (collectively, the “statements”) for the years ended December 31, 2004 and 2003(not separately presented herein). These statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these statements based on our audits.

We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statements. We believe that our audits provide a reasonable basis for our opinion.

The statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for use by the Company in connection with its various filings with the Commission). Certain corporate assets, liabilities and corporate expenses, that are not the responsibility of the Reporting Unit, and which have not been allocated, have been excluded from the statements. Accordingly, these statements are not intended to be a complete presentation of the financial position or results of operations of the Reporting Unit.

In our opinion, the statements referred to above present fairly, in all material respects, the assets and liabilities of the Reporting Unit as of December 31, 2004 and its revenues and expenses for the years ended December 31, 2004 and 2003, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP
ERNST &YOUNG LLP

New York, New York
February 22, 2005

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-77235, 33-29022, 33-33458, 33-34406, 33-53777, 33-60225, 33-60227, 33-60237, 33-60815, 333-01411, 33-52931, 33-33590, 333-76914, 333-87708, 333-09055, 333-23315, 333-31305, 333-41813, 333-44981, 333-48435, 333-81157, 333-87751, 333-87859, 333-87925, 333-30424, 333-33692, 333-36510, 333-102872, 333-102870, 333-103471, 333-104806, 333-114190 and 333-131934) and the Registration Statements on Form S-3 (Nos. 33-49475(1), 33-31732, 33-50537, 33-65119, 33-65119(1), 333-03763, 333-21073, 333-27669, 333-40669, 333-70521, 333-32690, 333-37034, 333-101034 and 333-102603) of International Business Machines Corporation and in the related Prospectuses of our report dated February 22, 2005, included in this Current Report (Form 8-K) dated June 13, 2006, with respect to the statements of assets and liabilities and statements of revenues and expenses of the Business Consulting Services Reporting Unit of International Business Machines Corporation as of December 31, 2004 and for the years ended December 31, 2004 and 2003 (not included therein).

/s/ Ernst & Young LLP
ERNST &YOUNG LLP

New York, New York
June 13, 2006